EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                 In connection with the Quarterly report of Oasis Online Technologies Corp. (the "Company") on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Erik J. Cooper, Chief Executive Officer and President (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                 A signed original of this written statement required by Section 906 has been provided to Oasis Online Technologies Corp. and will be retained Oasis Online Technologies Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 11, 2008	By /s/ Erik J. Cooper Erik J. Cooper Chief Executive Officer

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